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                                                              Exhibit 99.2

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Mountaineer Bankshares of W. Va., Inc.
Martinsburg, West Virginia

We have audited the accompanying consolidated balance sheet of Mountaineer Bankshares of W. Va., Inc., as of December 31, 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Mountaineer Bankshares of W. Va., Inc., as of December 31, 1993, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 11 to the consolidated financial statements, the Company changed its method of accounting for income taxes and postretirement benefits other than pensions.



			           /s/ Crowe, Chizek and Company

Columbus, Ohio
February 4, 1994